Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Swift Transportation Co., Inc:

We consent to the incorporation by reference in Registration Statement Nos. 333-114257, 333-60970, 333-16865, 333-20651 and 333-66034 on Form S-3 of Swift Transportation Co., Inc. and to the incorporation by reference in Registration Statement Nos. 333-117728, 333-117727, 333-98581, 333-85948, 333-53566, 333-31067, 333-64910, 333-66770 and 333-81403 on Form S-8 of Swift Transportation Co., Inc. of our reports dated March 8, 2005, with respect to the consolidated balance sheets of Swift Transportation Co., Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Swift Transportation Co., Inc.

/s/ KPMG LLP
KPMG LLP

Phoenix, Arizona
March 8, 2005